UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 13, 2010, Media Sciences International, Inc. issued a press release announcing its quarterly financial results for the period ended March 31, 2010, and provided supplemental financial data, copies of which are attached as Exhibit 99.1 and Exhibit 99.2, respectively.  Both exhibits are incorporated herein by reference.

The Company will host a conference call on Friday, May 14, 2010, 8:45 a.m. (EST) to discuss its quarterly results.  To access the teleconference call and website, refer to the instructions in the press release, or go to the Company’s website at www.mediasciences.com.

The information under this Item 2.02 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01  Other Events

On May 10, 2010, the Nasdaq Hearings Panel granted the Company’s request for an extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing.  In accordance with the panel’s decision, on or before September 13, 2010, the Company must evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive days.  Under Nasdaq’s rules, this date represents the maximum length of time that a panel may grant to regain compliance.  While the Company is taking steps to comply with the panel's decision, there can be no assurances that the Company will be able to do so.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1*	Press Release
99.2*	Supplemental Financial Data

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: May 13, 2010	By:	/s/ Michael W. Levin
Michael W. Levin
Chief Executive Officer